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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): MARCH 31, 1999




                                  EUROGAS, INC.
             (Exact name of registrant as specified in its charter)


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
     Utah                       33-1381-D                    87-0427676
(State or other                (Commission                  (IRS Employer
jurisdiction of                 File No.)                Identification No.)
incorporation)
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                         942 East 7145 South, Suite 101A
                               Midvale, Utah 84047
                    (Address of principal executive offices)



       Registrant's telephone number, including area code: (801) 255-0862


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                                TABLE OF CONTENTS


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
Item 2. Acquisition or Disposition of Assets....................................     1

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits......     1


Signatures......................................................................     3
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 31, 1999, the Registrant entered into a verbal agreement with Oxbridge Limited, Conquest Financial Corporation and Rockwell Limited, three individual shareholders of Big Horn Resources Ltd., a Calgary, Alberta-based oil and gas producer ("Big Horn"). Pursuant to the terms of the agreement, the Registrant agreed to acquire 4,480,000 common shares of Big Horn in exchange for the payment of approximately $.64 ($.78 Canadian) per share, resulting in an aggregate purchase price of $2,866,718. The closing of the acquisition, which is subject to the completion of pending stock transfer arrangements, is anticipated to occur on or before May 1, 1999.

        Big Horn is a full-service producer of oil and natural gas, producing the equivalent of approximately 900 barrels of oil per day, with proven reserves of approximately $7.7 million barrels of equivalent oil and with a net present value of approximately $7.7 million, based on a 10% valuation rate. In October 1998, the Registrant entered into an agreement with Big Horn to acquire 8,500,000 Big Horn common shares. As a result of the March 1999 acquisition, together with the Big Horn common shares acquired by the Company in October 1998, the Registrant now owns 14,100,000 Big Horn common shares, representing approximately 52% of the outstanding Big Horn common shares.

        The amounts paid by the Registrant in connection with March 1999 the acquisition of the Big Horn common shares were determined through negotiations between the Registrant and the three selling shareholders, based upon the business, assets, liabilities, operations and prospects of Big Horn. The Big Horn acquisition was funded through the Registrant's working capital and the Registrant's delivery to the selling shareholders of promissory notes in an aggregate amount of $1,766,718. Prior to the March 1999 acquisition, the Registrant had entered into other commercial transactions with the selling shareholders, including lending transactions.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (a)     FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

                As of the date of this filing, it is not practical to provide financial statements. The Company intends to file an Amendment to this Current Report on Form 8-K, which will include such financial statements, not later than June 14, 1999.

        (b)     PRO FORMA FINANCIAL INFORMATION.

                As of the date of this filing, it is not practical to provide pro forma financial information. The Company intends to file an Amendment to this Current Report on Form 8-K, which will include such pro forma financial information, not later than June 14, 1999.


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        (c)     EXHIBITS.

                The following exhibits are included herein:


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
  REG S-K                                                                    EXHIBIT
EXHIBIT NO.                           DESCRIPTION                              NO.
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
   99.1      Press Release dated April 15, 1999 (to be filed by amendment)     1
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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

                          EUROGAS, INC.



                          By:/s/ HANK BLANKENSTEIN
                             ------------------------------------------------
                              Hank Blankenstein, Vice President and Treasurer


Date:  April 15, 1999


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